UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

Commission File Number 0-25346

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0772104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2811 Ponce de Leon Blvd PH1 Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)

(305) 894-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On April 15, 2022, the Company entered into a Severance Agreement (the “New Severance Agreement”) with Odilon Almeida, the Company’s President and Chief Executive Officer. The Company was previously party to a Severance Agreement, dated March 9, 2020, with Mr. Almeida, which agreement expired by its terms on March 8, 2022.

The New Severance Agreement has a term commencing on April 15, 2022 and ending on April 15, 2025. While the New Severance Agreement is in effect, Mr. Almeida will not participate in the Company’s severance pay plan. During the term of the New Severance Agreement, if the Company terminates Mr. Almeida’s employment other than for “Cause,” death or “Disability,” or Mr. Almeida terminates his employment for “Good Reason,” other than in circumstances covered by Mr. Almeida’s Change in Control Employment Agreement (the terms of which were previously disclosed), Mr. Almeida will be entitled to the following benefits: (1) a lump sum cash amount equal to 1.5 times the sum of his annual base salary plus his target annual bonus; (2) generally, at least 18 months of continued benefits to him and his family at the same after-tax cost to him as would have applied prior to the termination (or certain economically equivalent benefits); (3) pro-rata vesting of his then-outstanding restricted stock units; and (4) pro-rata vesting of his then-outstanding performance stock units based on actual performance for the full performance period. Pro-rata vesting of equity awards as described above will be based on Mr. Almeida’s completed months of service during the vesting or performance period, as applicable. The separation benefits described above are generally subject to Mr. Almeida’s execution and non-revocation of a customary release of claims in favor of the Company, as well as his compliance with certain customary confidentiality, non-competition, and employee and customer non-solicitation restrictive covenants. The terms “Cause,” “Disability,” and “Good Reason” have the meanings assigned thereto in Mr. Almeida’s Change in Control Employment Agreement.

The description above of New Severance Agreement does not purport to be complete and is qualified by reference to the New Severance Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance Agreement between ACI Worldwide, Inc. and Odilon Almeida

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACI WORLDWIDE, INC. (Registrant)

Date: April 19, 2022	By:	/s/ Dennis P. Byrnes
Dennis P. Byrnes
Executive Vice President and General Counsel